Exhibit 99.1

POWER OF ATTORNEY FOR

SECURITIES AND EXCHANGE COMMISSION

AND RELATED FILINGS

The undersigned trustees and officers of METROPOLITAN WEST FUNDS (the “Trust”) hereby appoint each of SCOTT B. DUBCHANSKY, JOSEPH HATTESOHL and DAVID A. HEARTH, their attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Registration Statements on Forms N-1A and N-14 under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders, rulings or filings of proxy materials. The undersigned grant to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned trustees and officers hereby execute this Power of Attorney as of this 21st day of July 2003.

By:	/s/ Scott B. Dubchansky	By:	/s/ Andrew Tarica
	Scott B. Dubchansky, Trustee		Andrew Tarica, Trustee

By:	/s/ Keith T. Holmes	By:
	Keith T. Holmes, Trustee		Ronald J. Consiglio, Trustee

By:	/s/ Martin Luther King III	By:	/s/ David Lippman
	Martin Luther King III, Trustee		David Lippman, Trustee

By:	/s/ Daniel D. Villanueva	By:	/s/ Joseph Hattesohl
	Daniel D. Villanueva, Trustee		Joseph Hattesohl, Treasurer

By:	/s/ David H. Edington	By:	/s/ Arlana Williams
	David H. Edington, Trustee		Arlana Williams, Assistant Treasurer